Exhibit 99.4

OMNI NEWCO, LLC AND SUBSIDIARIES

Unaudited Condensed Consolidated Financial Statements

As of June 30, 2023 and For the Six Months Ended June 30, 2023 and 2022

OMNI NEWCO, LLC AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited and in thousands)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$86,330	$130,333
Accounts receivable:
Billed, net of allowance of $5,091 and $6,091	170,463	236,980
Unbilled	22,461	31,506
Prepaid expenses and other assets	33,359	34,290
Total current assets	312,613	433,109

Property and equipment, net	77,121	81,145
Operating lease right-of-use assets	200,249	210,480
Other assets
Goodwill	529,727	531,385
Intangible assets, net	769,450	792,935
Other	13,401	14,820
Total other assets	1,312,578	1,339,140
Total assets	$1,902,561	$2,063,874

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$31,068	$80,890
Accrued expenses and other	69,108	100,843
Current portion of long-term debt	16,837	16,563
Current portion of contingent consideration	65,621	71,395
Current portion of operating lease liabilities	39,968	42,499
Total current liabilities	222,602	312,190

Long-term debt, less current portion	1,406,673	1,347,132
Operating lease liabilities, less current portion	184,566	189,023
Contingent consideration liability, less current portion	1,284	25,254
Deferred income taxes	25,540	25,554
Other long-term liabilities	2,860	2,862
Total liabilities	1,843,525	1,902,015

Commitments and contingencies (Note 7)

Members’ equity	153,272	152,984
Accumulated other comprehensive loss	(4,783)	(4,492)
Retained earnings	(89,453)	13,367
Total members’ equity	59,036	161,859
Total liabilities and members’ equity	$1,902,561	$2,063,874

See accompanying notes to condensed consolidated financial statements.

OMNI NEWCO, LLC AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(unaudited and in thousands)

	Six Months Ended June 30,
	2023	2022
Operating revenue	$682,442	$927,932

Operating expenses:
Purchased transportation costs	409,572	635,136
Selling, general and administrative	251,804	208,378
Change in fair value of contingent consideration	12,320	7,299
Depreciation and amortization	32,262	23,313
Total operating expenses	705,958	874,126
Income (loss) from operations	(23,516)	53,806

Other expense:
Interest expense, net	(79,345)	(35,817)
Other income	607	715
Foreign exchange gain (loss)	(1,240)	3,603
Total other expense	(79,978)	(31,499)
Income (loss) before income taxes	(103,494)	22,307
Income tax benefit (expense)	674	(3,301)
Net income (loss)	$(102,820)	$19,006

Other comprehensive income (loss)
Foreign currency translation adjustment	(291)	(5,248)
Comprehensive income (loss)	$(103,111)	$13,758

See accompanying notes to condensed consolidated financial statements.

OMNI NEWCO, LLC AND SUBSIDIARIES
Condensed Consolidated Statements of Members’ Equity
(unaudited and in thousands)

	Accumulated Other Comprehensive Loss	Retained Earnings	Members’ Equity
Balance, January 1, 2023	$(4,492)	$13,367	$161,859
Issuance of member units	-	-	288
Net loss	-	(102,820)	(102,820)
Foreign currency translation loss	(291)	-	(291)
Balance, June 30, 2023	$(4,783)	$(89,453)	$59,036

	Accumulated Other Comprehensive Loss	Retained Earnings	Members’ Equity
Balance, January 1, 2022	$(105)	$(2,632)	$375,494
Issuance of member units	-	-	7,863
Member distributions	-	-	(227,569)
Net income	-	19,006	19,006
Foreign currency translation loss	(5,248)	-	(5,248)
Balance, June 30, 2022	$(5,353)	$16,374	$169,546

See accompanying notes to condensed consolidated financial statements.

OMNI NEWCO, LLC AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(unaudited and in thousands)

	Six Months Ended June 30,
	2023	2022
Operating Activities
Net income (loss)	$(102,820)	$19,006
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	32,262	23,313
Amortization of deferred financing costs	3,618	2,579
Change in fair value of contingent consideration	12,320	7,299
Other operating activities	219	3,248
Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	75,214	101,903
Prepaid and other assets	2,585	(16,927)
Accounts payable	(48,601)	(22,480)
Accrued expenses and other liabilities	(22,006)	(43,854)
Contingent consideration paid	(7,229)	-
Net cash (used in) provided by operating activities	(54,438)	74,087

Investing activities
Cash paid for acquisitions; net of cash acquired	250	(36,710)
Purchase of property and equipment and other investing	(4,925)	(15,196)
Net cash used in investing activities	(4,675)	(51,906)

Financing activities
Proceeds from long-term debt	64,000	320,000
Repayments of long-term debt	(6,051)	(4,838)
Repayments of revolving line of credit	-	(20,000)
Repayments of finance lease obligations	(2,101)	(1,227)
Payment of debt issuance costs	(511)	(12,372)
Cash paid to settle contingent consideration	(33,981)	-
Cash received from member issuances	-	600
Purchase of member units	-	(1,885)
Member distributions	(7,439)	(208,469)
Net cash provided by financing activities	13,917	71,809
Effect of exchange rate changes on cash and cash equivalents	1,193	(2,162)
Net increase (decrease) in cash and cash equivalents	(44,003)	91,828

Cash and cash equivalents - beginning of period	130,333	37,004
Cash and cash equivalents - end of period	$86,330	$128,832

Supplemental cash flow information
Cash paid for interest	$76,036	$33,156

See accompanying notes to condensed consolidated financial statements.

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(unaudited and in thousands)
June 30, 2023

1.	Nature of Operations

Omni Newco, LLC (“Newco”), was formed as a Delaware limited liability company on December 21, 2020. Newco, through its wholly-owned subsidiary, Omni Parent, LLC (together “the Company,” “we,” or “our”) is engaged in the arrangement of air, ocean and ground transportation, with commercial carriers for its customers, both nationally and internationally. Additionally, the Company provides e-commerce fulfillment, warehousing and distribution and value-added services, such as testing and light assembly.

2.	Basis of Presentation

The condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

The condensed consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) for interim financial information. In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments, which are of a normal recurring nature, necessary to present fairly the Company’s financial position, results of operations, and cash flows for the periods presented.

These condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the notes thereto for the year ended December 31, 2022. Interim results are not necessarily indicative of results for a full year.

Summary of Significant Accounting Policies

Note 2 of the Notes to Consolidated Financial Statements for the year ended December 31, 2022, includes a summary of the significant accounting policies and methods used in the preparation of our consolidated financial statements.

3.	Acquisitions

On March 31, 2022, the Company through its wholly-owned subsidiary Omni Logistics, LLC acquired substantially all of the assets of LiVe Logistics Corporation (“LiVe”). LiVe was founded in 2016 and is headquartered in Vernon Hills, Illinois. LiVe is a third-party logistics company that provides asset-light transportation and logistics services, specializing in a variety of 3PL services, including full truckload, less-than-truckload, shared truckload, multi-stop deliveries, drop trailers, box trucks, sprinter vans, flatbeds, refrigerated, frozen, reefer, flatbeds, intermodal, rail, and warehousing to customers in the United States.

On August 26, 2022, the Company purchased AG World Transport, Inc. and certain subsidiaries (collectively “AGW”) in a stock purchase acquisition. AGW was founded in 1996 and is headquartered in San Francisco, California, and has offices in the United States, Asia, and Europe. AGW is a global freight forwarder that leverages its expertise in air freight, ocean freight, road service, and logistics to craft customized, end-to-end supply chain solutions. The acquisition of AGW was to bolster Omni’s brokerage team and win additional business from existing customers through enhanced air freight capabilities.

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(unaudited and in thousands)
June 30, 2023

The business combinations described above were accounted for using the acquisition method of accounting and the purchase price was allocated to the net assets acquired at estimated fair value. Total consideration for each acquisition is as follows:

	LiVe	AGW	Total
Cash consideration (a)	$38,055	$108,664	$146,719
Working capital adjustment due from seller	-	(6,801)	(6,801)
Equity units	4,462	5,247	9,709
Contingent consideration	11,400	21,300	32,700
Total	$53,917	$128,410	$182,327
Less: cash acquired	(1,345)	(12,815)	(14,160)
Total consideration	$52,572	$115,595	$168,167
(a)	Cash consideration for LiVe includes post-close amounts received.

Management uses the Option-Pricing Method to estimate fair value of the capital units as of the acquisition date. The Option-Pricing Method requires valuation assumptions of expected term, risk-free interest rates (2.42% for LiVe and 3.27% for AGW), expected volatility (43.40% for LiVe and 51.50% for AGW), and expected dividend yield. The term of four years represents the period to an expected liquidity event. The estimated risk-free interest rate is based on the implied yield available on the transaction date of a U.S. Treasury note with a term equal to the expected term. Estimated volatility is based on historical volatility of publicly traded peer companies over a period equal to the expected term. The dividend yield of 0.0% assumes that dividends are accrued and paid continuously.

The purchase agreement included contingent consideration up to $27,625 and $30,000 for LiVe and AGW based on the achievement of certain profit contribution milestones over a 24 and 30-month period, respectively.

Based upon the purchase price allocation, the following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the date of the respective acquisition:

	LiVe	AGW	Total
Accounts receivable	$7,864	$26,886	$34,750
Prepaid and other current assets	378	1,968	2,346
Right of use asset	75	9,446	9,521
Property and equipment	435	2,712	3,147
Other noncurrent assets	-	652	652
Goodwill	7,156	37,137	44,293
Intangible assets – customer relationships	42,600	86,400	129,000
Intangible assets – trade names	1,000	2,000	3,000
Total assets	$59,508	$167,201	$226,709
Accounts payable	$5,642	$9,764	$15,406
Income tax payable	-	5,610	5,610
Accrued expenses	1,219	4,127	5,346
Lease liabilities, current	69	1,698	1,767
Deferred income taxes, current	-	17,147	17,147
Other current liabilities	-	4,129	4,129
Lease liabilities, long-term	-	375	375
Other long-term liabilities	6	8,756	8,762
Total liabilities	$6,936	$51,606	$58,542
Net assets acquired	$52,572	$115,595	$168,167

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(unaudited and in thousands)
June 30, 2023

Goodwill represents the excess purchase price over the fair value of the assets net of liabilities acquired. Trained and assembled workforce which does not meet the separability criterion is included in goodwill. Goodwill is not deductible for tax purposes.

Customer relationships have an estimated useful life of 15 years while trade names are amortized over 2 years. See Note 5 for further details.

In connection with the acquisitions, the Company borrowed under its First Lien Term Loan and Amended and Restated First Lien Term Loan. See Note 6 for further details.

4.	Goodwill

Reconciliation of goodwill as of June 30, 2023 and December 31, 2022 is as follows:

	June 30, 2023	December 31, 2022
Goodwill – beginning balance	$531,385	$485,586
Goodwill additions – business combinations (Note 3)	-	44,293
Foreign currency translation	(1,658)	-
Measurement period adjustments	-	1,506
Goodwill – ending balance	$529,727	$531,385

5.	Intangible Assets

Intangible assets consist of the following as of June 30, 2023 and December 31, 2022:

	June 30, 2023
	Weighted Average Useful Life in Years	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer relationships	16.0	$765,815	$(86,604)	$679,211
Internally developed software	3.1	1,600	(597)	1,003
Trade names - finite-lived	1.0	9,500	(7,664)	1,836
Trade names - indefinite-lived		87,400	-	87,400
Total intangible assets		$864,315	$(94,865)	$769,450

	December 31, 2022
	Weighted Average Useful Life in Years	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer relationships	16.5	$766,081	$(65,490)	$700,591
Internally developed software	3.6	1,600	(437)	1,163
Trade names - finite-lived	1.2	9,500	(5,719)	3,781
Trade names - indefinite-lived		87,400	-	87,400
Total intangible assets		$864,581	$(71,646)	$792,935

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(unaudited and in thousands)
June 30, 2023

Amortization expense of $23,224 and $17,941 is included in the condensed consolidated statements of operations and comprehensive income (loss) for the six months ended June 30, 2023 and 2022, respectively, within depreciation and amortization. Future amortization of intangible assets will be as follows:

Remainder of 2023	$22,830
2024	44,117
2025	43,325
2026	43,208
2027	43,005
Thereafter	485,565
$682,050

6.	Long-Term Debt

At June 30, 2023 and December 31, 2022, long-term debt consisted of the following:

	June 30, 2023	December 31, 2022
Term loan	$1,190,159	$1,132,210
Subordinated term loan	245,000	245,000
Finance leases of equipment	14,348	15,590
Total debt	1,449,507	1,392,800
Deferred financing costs, net	(25,997)	(29,105)
Total debt	1,423,510	1,363,695
Less: current portion	(16,837)	(16,563)
Total long-term debt, net of current portion	$1,406,673	$1,347,132

Senior Secured First Lien Term Loan

On December 30, 2020, Omni entered into a Term Loan payable with a financial institution for a principal amount of $360,000, maturing in December 2026. The Company increased the principal amount by $90,000 under incremental commitment amendment No.1 on June 18, 2021 and $50,000 under incremental commitment amendment No.2 on October 22, 2021. The Term Loan includes a delayed draw in an aggregate principal amount not to exceed $65,000, maturing in December 2026. In 2021, in connection with acquisitions of Epic, Tiger and Millhouse, the Company borrowed a total of $65,000 under the delayed draw. In March 2022, in connection with the LiVe acquisition, the Company borrowed $40,000 under the delayed draw.

The Company established a new term facility in an aggregate principal amount of $115,000 and established a new delayed draw commitment No.3 on June 24, 2022 in the amount of $100,000 and $45,000 under delayed draw commitment No.4. The agreement also amended definitions of interest whereby the Eurodollar Rate is replaced with Secured Overnight Financing Rate (SOFR). In August of 2022, in connection with the AGW acquisition, the Company borrowed a total of $100,000 under the delayed draw commitment No. 3. In March 2023, the Company borrowed $55,000 under the delayed draw commitment No. 2 and $9,000 under the delayed draw commitment No. 4.

On November 30, 2021, the Company amended and restated (“A&R) the First Lien Term Loan and increased the aggregate principal amount to $800,000, maturing in December 2026. The A&R Term Loan includes delayed draw of an aggregate amount of $185,000. In connection with acquisition of PLC, the Company borrowed $90,000 under the delayed draw December 29, 2021. The A&R Term Loan bears interest at a base rate per annum equal to the Eurodollar Rate plus the applicable margin or at a rate per annum equal to the Alternate Base Rate plus the applicable margin for Alternate Base Rate loans and secured by substantially all the assets of the Company. The June 2022 Amendment replaced Eurodollar Rate plus applicable margin with SOFR plus applicable margin. The interest rate on the outstanding borrowings was 10.39% and 9.73% at June 30, 2023 and December 31, 2022, respectively.

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(unaudited and in thousands)
June 30, 2023

Principal payments equal to 0.25% of the aggregate principal amount are due quarterly commencing on June 30, 2021, with the remaining due upon maturity. Accrued interest is due quarterly.

Revolving Line of Credit

On December 30, 2020, the Company entered into Revolving Line of Credit with an aggregate principal amount not to exceed $40,000, maturing in December 2025. On November 30, 2021, the Company increased the Revolving Credit Commitment to an aggregate principal amount of $80,000 under the A&R First Lien Credit Agreement. The Revolving Line of Credit bears interest at a base rate per annum equal to the Eurodollar Rate (as replaced with SOFR) plus the applicable margin or at a rate per annum equal to the Alternate Base Rate plus the applicable margin for Alternate Base Rate loans and is unsecured. Principal is due at maturity and accrued interest is due quarterly. The Company shall pay a commitment fee at a rate per annual equal to 0.50% times the actual daily undrawn amount under the Revolving Line of Credit. The commitment fee is due quarterly and on the maturity date for the Revolving Line of Credit. The Company had no outstanding borrowings under the Revolving Line of Credit at June 30, 2023 and December 31, 2022.

Secured Second Lien Subordinated Term Loan

On December 30, 2020, the Company entered into a Subordinated Term Loan payable with a financial institution for a principal amount of $80,000, maturing in December 2027. On June 24, 2022, the Company obtained a new term facility in the aggregate principal amount of $135,000 and on June 30, 2022, the company entered into the Fifth Amendment to the Secured Second Lien Credit Agreement and funded $30,000 term facility. The Subordinated Term Loan bears interest at a base rate per annum equal to the Eurodollar Rate (as replaced with SOFR) plus the applicable margin or at a rate per annum equal to the Alternate Base Rate plus the applicable margin for Alternate Base Rate loans and secured by substantially all the assets of the Company. The Subordinated Term Loan is subordinate to the First Lien Term Loan. Principal is due at maturity and accrued interest is due quarterly.

Future maturities of Company’s long-term debt as of June 30, 2023 are as follows:

Remainder of 2023	$6,052
2024	12,102
2025	12,102
2026	1,159,903
2027	245,000
Thereafter	-
$1,435,159

The credit agreements have affirmative and negative covenants as defined within each credit agreement and compliance with the consolidated net leverage ratio. At June 30, 2023, the Company was in compliance with all the terms of its credit facilities.

7.	Commitments and Contingencies

The Company is party to various legal claims and actions incidental to its business, including claims related to vehicle liability, workers’ compensation, and property damage. The Company accrues for the uninsured portion of contingent losses from these and other pending claims when it is both probable that a liability has been incurred and the amount of loss can be reasonably estimated. Based on the knowledge of the facts, the Company believes the resolution of claims and pending litigation, taking into account existing reserves, will not have a material adverse effect on our condensed consolidated financial statements. Moreover, the results of complex legal proceedings are difficult to predict, and the Company’s view of these matters may change in the future as the litigation and related events unfold.

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(unaudited and in thousands)
June 30, 2023

From time-to-time, the Company is subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable. As of June 30, 2023 and December 31, 2022, $4,849 and $4,581, respectively, are included in accrued expenses on the accompanying balance sheets for current portion of known claims. The non-current portion of known claims of $2,824 and $2,824 at June 30, 2023 and December 31, 2022, respectively, are included in other long-term liabilities in the accompanying condensed consolidated balance sheets.

8.	Fair Value of Financial Instruments

The Company categorizes its assets and liabilities into one of three levels based on the assumptions used in valuing the asset or liability. Estimates of fair value financial assets and liabilities are based on a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. Observable inputs (highest level) reflect market data obtained from independent sources, while unobservable inputs (lowest level) reflect internally developed market assumptions. In accordance with this guidance, fair value measurements are classified under the following hierarchy:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; and model-derived valuations in which all significant inputs are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Model-derived valuations in which one or more significant inputs are unobservable.

The estimated fair value of the contingent consideration liability was determined using the Monte Carlo simulation model. The significant inputs used to calculate the estimated fair value are derived from a combination of observable and unobservable market data. Observable inputs include the risk-free rate and the revenue volatility while unobservable inputs include the revenue discount rate and the estimated revenue projections.

A reconciliation of the beginning and ending balances of recurring fair value measurements recognized in the accompanying condensed balance sheets using significant unobservable (Level 3) inputs, is as follows:

Balance at January 1, 2023	$96,649
Fair value changes included in change in fair value of contingent consideration liability	12,320
Payments of contingent consideration	(42,064)
Balance at June 30, 2023	$66,905

9.	Income Taxes

The Company’s effective tax rate for the six months ended June 30, 2023 and 2022 were 0.65% and 14.80%, respectively.  The Company recorded an income tax benefit of $674 in relation to a pretax loss of $103,494 for the six months ended June 30, 2023 and recorded an income tax expense of $3,301 in relation to a pretax income of $22,307 for the six months ended June 30, 2022.

The effective tax rate for the six months ended June 30, 2023 was primarily impacted by the following items (i) the mix of income and loss generated among the jurisdictions in which the Company operates, (ii) the mix of income and loss generated among taxable and nontaxable entities.

OMNI NEWCO, LLC AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
(unaudited and in thousands)
June 30, 2023

The effective tax rate for the six months ended June 30, 2022 was primarily impacted by the following items (i) the mix of income generated among the jurisdictions in which the Company operates, (ii) the mix of income generated among taxable and nontaxable entities.

The Company’s effective tax rate is based upon estimated income before provision for income taxes for the year, composition of the income in different countries, and adjustments, if any, in the applicable quarterly periods for potential tax consequences, benefits and/or resolutions of tax contingencies. The Company’s consolidated tax rate will continue to be impacted by any transactional or one-time items in the future and the mix of income in any given year generated among the jurisdictions in which the Company operates. While the Company believes it has adequately provided for all tax positions, amounts asserted by taxing authorities could materially differ from the Company’s accrued positions as a result of uncertain and complex applications of tax law and regulations. Additionally, the recognition and measurement of certain tax benefits include estimates and judgments by management. Accordingly, the Company could record additional provisions or benefits for US federal, state, and foreign tax matters in future periods as new information becomes available.

10.	Related Parties

The Company is party to a management consulting agreement with Eve Omni Advisors, LLC (“EVE”). Pursuant to this agreement, EVE will provide consulting services related to senior management matters as an independent contractor. The Company shall pay in advance a quarterly management fee of $375 on the first business day of each fiscal quarter plus reimbursement of certain expenses. The agreement will continue until terminated by certain triggering events as defined in the agreement. The Company incurred management consulting fees of $750 during the six months ended June 30, 2023 and June 30, 2022.

The Company entered into a management consulting agreement with Ridgemont Partners Management, LLC (“Ridgemont”) in December 2020. Pursuant to the management consulting agreement, Ridgemont provides consulting services related to senior management matters as an independent contractor on an ongoing basis until terminated by certain triggering events as defined in the agreement. The Company shall pay in advance a quarterly management fee of $375 on the first business day of each fiscal quarter, plus reimbursement of certain expenses. The Company incurred management consulting fees of $750 during the six months ended June 30, 2023 and June 30, 2022.

11.	Subsequent Events

The Company has evaluated all subsequent events through September 19, 2023, the date these condensed consolidated financial statements were available to be issued.

On August 10, 2023, the Company announced that it has entered into a definitive agreement with Forward Air Corporation (“Forward”) under which Forward and the Company will combine in a cash-and-stock transaction. Under the terms of the agreement, the Company’s shareholders will receive $150,000 in cash and Forward common stock and preferred stock.